Exhibit 99.1

Marchex Updates Second Quarter 2018 Financial Outlook

SEATTLE – May 29, 2018-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced an update to its financial guidance for the second quarter ending June 30, 2018.

The following forward-looking statements reflect Marchex's expectations as of May 29, 2018.  The Company expects revenue will range from $19.5 to $21.0 million for the second quarter ending June 30, 2018 compared to previous guidance of $21 million or more. In addition, the Company is reiterating its previous second quarter guidance for income (loss) from operations of ($2) million or better, Adjusted OIBA1 loss of ($1) million or better, and Adjusted EBITDA1 of breakeven or better.

“While we continue to create meaningful customer opportunities for 2018, particularly with our analytics products, media marketplace budget allocation changes from a few of our customers have caused us to revise our revenue outlook for the second quarter,” said Mike Arends, Chief Financial Officer. “While the changes in budget allocations may improve our second half of the year outlook, our focus remains on building a strong pipeline of opportunities, particularly with our analytics products, and making progress in our marketplace pipeline.  These are not yet at the scale where they can offset media marketplace budget shifts and/or reductions.  Despite these adjustments with media marketplace, we continue to expect breakeven or better for Adjusted EBITDA results in the second quarter and believe our efficiencies and disciplines there will help support us in our cash flow initiatives in the second half of the year as well.”

1   Adjusted OIBA assumes estimated stock-based compensation between $0.9 and $1.1 million and Adjusted EBITDA includes estimated addbacks of $1 million related to depreciation and amortization for the second quarter of 2018.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 29, 2018 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA and EBITDA.  This press release includes previously issued guidance on estimated Adjusted OIBA and EBITDA for the second quarter of 2018.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, and stock-based compensation. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and EBITDA to help with comparative financial evaluation to make informed investment decisions.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com